                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant

|X| Filed by a Party other than the Registrant

Check the appropriate box:

     Preliminary Proxy Statement        Confidential, For Use of the Commission
|X|  Definitive Proxy Statement          Only (as permitted by Rule 14a-6(e)(2))
     Definitive Additional Materials
     Soliciting Material Pursuant to
      Rule 14a-11(c) or 14a-12

                       ELECTRONICS BOUTIQUE HOLDINGS CORP.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No Fee Required
     Fee computed on table below per Exchange Act Rules 14(a)6(i)(1) and 011.

     (1) Title of each class of securities to which investment applies:

         -------------------------------------------------------------------

     (2) Aggregate number of securities to which investment applies:

         -------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 011: (set forth the amount on which the filing fee is calculated and state how it was determined):

         -------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         -------------------------------------------------------------------

     (5) Total fee paid

         -------------------------------------------------------------------

    Fee paid previously with preliminary materials.

         -------------------------------------------------------------------

     Check box if any part of the fee is offset as provided by Exchange Act Rule 011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

         -------------------------------------------------------------------

     (3) Filing Party:

         -------------------------------------------------------------------

     (4) Date Filed:

         -------------------------------------------------------------------

                                     [LOGO]

                       ELECTRONICS BOUTIQUE HOLDINGS CORP.
                            931 SOUTH MATLACK STREET
                        WEST CHESTER, PENNSYLVANIA 19382


                                  June 8, 2001



DEAR FELLOW STOCKHOLDER:

     On behalf of the Board of Directors, I am pleased to invite you to attend the annual meeting of stockholders of Electronics Boutique Holdings Corp., to be held on Monday, July 16, 2001, at 11:00 a.m., local time, at Electronics Boutique's executive offices, 931 South Matlack Street, West Chester, Pennsylvania. The Notice of Meeting, Proxy Statement and form of proxy are enclosed with this letter.

     At the annual meeting, stockholders will elect two persons to serve as directors of Electronics Boutique and vote upon a proposal to ratify the Board's appointment of KPMG LLP as independent accountants for Electronics Boutique for fiscal 2002. Our Annual Report to Stockholders for the fiscal year ended February 3, 2001 accompanies this Proxy Statement.

     I am delighted you have chosen to invest in Electronics Boutique and hope that, whether or not you plan to attend the annual meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy card in the envelope provided. Your vote is important. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

     I look forward to seeing you at the annual meeting.



                                 Very truly yours,

                                 /s/ James J. Kim
                                 ---------------------------
                                 JAMES J. KIM
                                 Chairman of the Board

                                     [LOGO]

                       ELECTRONICS BOUTIQUE HOLDINGS CORP.
                            931 SOUTH MATLACK STREET
                        WEST CHESTER, PENNSYLVANIA 19382

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 16, 2001

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Electronics Boutique Holdings Corp., a Delaware corporation, will be held on Monday, July 16, 2001, at 11:00 a.m., local time, at Electronics Boutique's executive offices, 931 South Matlack Street, West Chester, Pennsylvania, for the following purposes:

     1. To elect two Class III Directors, each to serve for a term of three years;

     2. To consider and vote upon a proposal to ratify the appointment of KPMG LLP, independent certified public accountants, as auditors for Electronics Boutique for its fiscal year ending February 2, 2002; and

     3. To act upon such other matters and transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on May 18, 2001 as the record date for determining the stockholders entitled to receive notice of and to vote, either in person or by proxy, at the annual meeting and at any and all adjournments or postponements thereof.

                                       By Order of the Board of Directors:


                                       /s/ John R. Panichello
                                       -------------------------------
                                       JOHN R. PANICHELLO
                                       Senior Vice President,
                                       Chief Financial Officer
                                       and Secretary
West Chester, Pennsylvania
June 8, 2001

                             YOUR VOTE IS IMPORTANT.

     TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY
      AND MAIL IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID RETURN ENVELOPE.

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

     This Proxy Statement is furnished to the stockholders of Electronics Boutique Holdings Corp. ("Electronics Boutique") in connection with the solicitation on behalf of the Board of Directors of Electronics Boutique of proxies to be voted at the 2001 Annual Meeting of Stockholders of Electronics Boutique (together with any adjournments or postponements thereof, the "Annual Meeting"). The Annual Meeting will be held on Monday, July 16, 2001 at 11:00 a.m., local time, at Electronics Boutique's executive offices, which are located at 931 South Matlack Street, West Chester, Pennsylvania 19382.

     This Proxy Statement, the accompanying proxy and Electronics Boutique's Annual Report to Stockholders were first mailed to Electronics Boutique's stockholders on or about June 8, 2001.

     All shares represented by properly executed proxies will be voted in accordance with directions on the proxies. If no direction is indicated, the shares will be voted at the Annual Meeting FOR the election of all the named nominees for director and FOR the ratification of the appointment of KPMG LLP as independent accountants for Electronics Boutique for the fiscal year ending February 2, 2002. A stockholder executing and returning a proxy may revoke it at any time before it is exercised by written notice to the Secretary of Electronics Boutique or by voting in person at the Annual Meeting.

     The Board of Directors does not know of any matters to be brought before the Annual Meeting other than the items set forth in the accompanying Notice of Annual Meeting of Stockholders. The enclosed proxy confers discretionary authority to the Board-appointed persons named therein to vote on any other matter that is properly presented for action at the Annual Meeting.

     The cost of solicitation of proxies by the Board of Directors is to be borne by Electronics Boutique. In addition to the use of the mails, proxies may be solicited by telephone and telecopier transmission by the directors, officers and employees of Electronics Boutique. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Electronics Boutique may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with the solicitation.

YOU ARE HEREBY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ACCOMPANYING ENVELOPE, WHICH IS POSTAGE-PAID IF MAILED IN THE UNITED STATES.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this proxy statement, including the election of two Class III directors and the ratification of KPMG as our independent accountants for the fiscal year ending February 2, 2002. In addition, management will report on the performance of Electronics Boutique during fiscal 2001 and respond to appropriate questions from stockholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Only stockholders of record of shares of common stock at the close of business on May 18, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, 22,441,790 shares of common stock, the only outstanding voting securities of Electronics Boutique, were outstanding. If you were a stockholder of record of shares of common stock on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting.

WHAT ARE THE VOTING RIGHTS OF THE STOCKHOLDERS OF ELECTRONICS BOUTIQUE COMMON STOCK?

     Each share of common stock is entitled to one vote on each proposal submitted to stockholders. Stockholders of record may vote on a matter by marking the appropriate box on the proxy.

WHO CAN ATTEND THE ANNUAL MEETING?

     Any interested person may attend the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

     A majority of the outstanding shares of common stock of Electronics Boutique, represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. As of the Record Date, 22,441,790 shares of common stock of Electronics Boutique were outstanding. Thus, the presence, in person or by proxy, of the stockholders of common stock representing at least 11,220,896 votes will be required to establish a quorum. Directors will be elected by a plurality of the votes of the shares present at the Annual Meeting and entitled to vote on the election of directors. Action on all other matters scheduled to come before the Annual Meeting will be authorized by the affirmative vote of the majority of shares present at the Annual Meeting and entitled to vote on such matters. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to Electronics Boutique, it will be voted as you direct. If you are a stockholder of record and attend the Annual Meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the secretary of the company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board's recommendation is set forth with the description of each item in this proxy statement. In summary, the Board recommends a vote for Mr. Kim and Mr. Firestone as Class III Directors with terms expiring at the 2004 annual meeting of stockholders and a vote for KPMG LLP to act as Electronics Boutique's independent accountants for the fiscal year ending February 2, 2002.

     With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors, or, if no recommendation is given, in their own discretion.

                         ITEM 1 - ELECTION OF DIRECTORS

     Electronics Boutique's Certificate of Incorporation and Bylaws provide that its directors are to be classified into three classes, with the directors in each class serving for three-year terms and until their successors are elected.

     The Board has nominated James J. Kim and Joseph J. Firestone, each of whom is currently a member of the Board, for election as Class III Directors. If elected, such nominees will serve for a three-year term to expire at Electronics Boutique's annual meeting of stockholders in 2004 or until their successors are duly elected and qualified. Information regarding the foregoing nominees, as well as the other persons who are expected to serve on the Board following the Annual Meeting, is set forth below.

     The Board has no reason to believe that either of the nominees will not serve if elected, but if either nominee should subsequently become unavailable to serve as a director, the persons named as proxies may, in their discretion, vote for a substitute nominee designated by the Board or, alternatively, the Board may reduce the number of directors to be elected at the Annual Meeting.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF BOTH NOMINEES. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED EXCEPT WHERE AUTHORITY HAS BEEN WITHHELD.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS - TERM EXPIRES AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

JAMES J. KIM

Mr. Kim, age 65, has served as Electronics Boutique's Chairman and a Class III Director since March 1998. Mr. Kim founded The Electronics Boutique, Inc. ("EB"), the predecessor of Electronics Boutique, in 1977 and has served as its Chairman since its inception. Mr. Kim has served as Chairman and Chief Executive Officer of Amkor Technology, Inc. ("Amkor") and Amkor Electronics, Inc. ("AEI") since September 1997 and 1968, respectively. In April 1998, AEI merged with and into Amkor. Amkor is a semiconductor packaging and test service company. Mr. Kim also serves as the Chairman of Anam Semiconductor, Inc. in South Korea. Mr. Kim also serves as a member of the Board of Managers of Vis.align LLC, a company which provides information technology services and as a director of Mattson Technology, Inc., a supplier of high productivity semiconductor processing equipment. Mr. Kim is the father of Susan Y. Kim, a Class I Director and the father-in-law of John R. Panichello, Electronics Boutique's Senior Vice President and Chief Financial Officer. Mr. Kim is a member of the Compensation Committee of the Board.

JOSEPH J. FIRESTONE

Mr. Firestone, age 69, has served as the President, Chief Executive Officer and a Class III Director of Electronics Boutique since March 1998. Mr. Firestone has served as the President of EB, the predecessor of Electronics Boutique, since February 1984, and the President and Chief Executive Officer of EB since February 1995.

Mr. Firestone served as a director of an affiliate of EB, Electronics Boutique Plc ("EB-UK"), from November 1995 until November 1999 and served as the non-executive chairman of EB-UK from November 1995 until June 1998. Mr. Firestone also serves on the Executive Advisory Board of the Center for Retailing Education and Research of the University of Florida and as a Director of the National Retail Federation.

CLASS I DIRECTORS - TERM EXPIRES AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS

SUSAN Y. KIM

Ms. Kim, age 38, has served as a Class I Director of Electronics Boutique since March 1998. Ms. Kim served as a Senior District Manager of EB from 1991 to 1992, as EB's Personnel Manager from 1989 to 1991, as a Buyer for EB from 1986 to 1989, and as a Field Manager for EB from 1985 to 1986. Ms. Kim is the daughter of James J. Kim, Electronics Boutique's Chairman and the wife of John R. Panichello, Electronics Boutique's Senior Vice President and Chief Financial Officer.

STANLEY ("MICKEY") STEINBERG

Mr. Steinberg, age 68, has served as a Class I Director of Electronics Boutique since September 1998. Mr. Steinberg has served as a consultant to Sony Corp. of America since June 1998. From August 1994 to June 1998, Mr. Steinberg served as Chairman of Sony Retail Entertainment. From 1989 until 1994, Mr. Steinberg served as Executive Vice President and Chief Operating Officer of Walt Disney Imagineering. Mr. Steinberg serves on the Board of Directors of AMC, Inc. and from August 1997 until June 1998, served on the Board of Directors of Loews Cineplex Entertainment. Mr. Steinberg is a member of the Audit Committee of the Board.

CLASS II DIRECTORS - TERM EXPIRES AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

DEAN S. ADLER

Mr. Adler, age 44, has served as a Class II Director of Electronics Boutique since March 1998. In March 1997, Mr. Adler formed Lubert/Adler Partners, LP, a limited partnership investing primarily in real estate and real estate related ventures. For ten years prior thereto, Mr. Adler was a principal and co-head of the private equity group of CMS Companies, which specialized in acquiring operating businesses and real estate within the private equity market. Mr. Adler was also an instructor at The Wharton School of the University of Pennsylvania. Mr. Adler serves on the Boards of Directors of US Franchise Systems, Inc., Trans World Entertainment Corporation, and Developers Diversified Realty Corporation. Mr. Adler is a member of the Audit Committee and Compensation Committee of the Board.

LOUIS J. SIANA

Mr. Siana, age 69, has served as a Class II Director of Electronics Boutique since March 1998. Mr. Siana is a certified public accountant and a senior partner in the accounting firm of Siana, Carr & O'Connor LLP. Mr. Siana is a member of the Audit Committee and Compensation Committee of the Board.

              FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

ATTENDANCE AT MEETINGS

     The Board held six meetings during fiscal 2001. No director attended fewer than 75% of the total number of meetings of the Board and Board Committees on which such director served.

COMMITTEES OF THE BOARD

     The Board has established two standing committees: the Audit Committee and the Compensation Committee.

     AUDIT COMMITTEE. The Audit Committee reviews the professional services provided by Electronics Boutique's independent accountants and the independence of such firm from the management of Electronics Boutique. This Committee also reviews the scope of the audit by Electronics Boutique's independent accountants, the annual financial statements of Electronics Boutique, its systems of internal accounting controls and such other matters with respect to the accounting, internal auditing and financial reporting practices and procedures as it may find appropriate or as may be brought to its attention, and meets from time to time with members of Electronics Boutique's finance and internal audit staff. The Audit Committee is currently comprised of the following non-employee directors: Messrs. Adler, Siana and Steinberg, each of which is independent as defined by the requirements of NASDAQ. The Audit Committee met four times in fiscal 2001. The Audit Committee adopted a formal written charter which was approved by the Board. A copy of the Audit Committee's charter is attached to this Proxy Statement as Exhibit "A".

     COMPENSATION COMMITTEE. The Compensation Committee reviews executive salaries, administers the stock option plan of Electronics Boutique and approves the salaries, bonuses and other benefits of the executive officers of Electronics Boutique. In addition, the Compensation Committee advises and consults with Electronics Boutique's management regarding benefit plans and compensation policies and practices of Electronics Boutique. The Compensation Committee is comprised of the following non-employee directors: Messrs: Kim, Adler and Siana. The Compensation Committee met once during fiscal 2001.

     The Board has not established a Nominating Committee, nor does any other committee perform similar functions.

AUDIT COMMITTEE REPORT

     Notwithstanding anything to the contrary set forth in Electronics Boutique's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following report shall not be deemed incorporated by reference into any such filings.

     The Audit Committee has reviewed and discussed Electronics Boutique's audited financial statements with both management and KPMG LLP, Electronics Boutique's independent accountants. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP, the independent auditors' independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board that the financial statements referred to above be included in Electronics Boutique's Annual Report on Form 10-K.

                           AUDIT COMMITTEE:
                           ----------------

                           Dean S. Adler
                           Louis J. Siana
                           Stanley Steinberg

COMPENSATION OF BOARD OF DIRECTORS

     Non-employee directors receive a fee of $1,500 for each Board or Board Committee meeting attended. In addition, since fiscal 2000, Mr. Kim, the Chairman of the Board, has received an annual salary of $250,000, payable quarterly, and a bonus equal to one-half of the annual bonus of Electronics Boutique's President, along with options to purchase one-half of the number of shares of common stock granted to Electronics Boutique's President. Directors who are also full-time employees of Electronics Boutique receive no additional compensation for service as directors.

                               EXECUTIVE OFFICERS

     Set forth below is information regarding the executive officers of Electronics Boutique who are not members of or nominees for the Board.

JEFFREY W. GRIFFITHS

Mr. Griffiths, age 50, has served as Electronics Boutique's Senior Vice President of Merchandising and Distribution since March 1998. Mr. Griffiths has served as Senior Vice President of Merchandising and Distribution of Electronics Boutique's predecessor since March 1996. From March 1987 to February 1996, Mr. Griffiths served as Vice President of Merchandising of Electronics Boutique's predecessor, and from April 1984 until February 1987 he served as Merchandise Manager. Mr. Griffiths serves on the Board of Directors of the Interactive Entertainment Merchants Association.

SETH P. LEVY

Mr. Levy, age 43, has served as Senior Vice President and Chief Information Officer and the President of Electronics Boutique's EBWORLD.COM subsidiary since March 1999. From February 1997 to March 1999, Mr. Levy served as the Vice President and Chief Information Officer. From 1991 until February 1997, Mr. Levy served as the Director of System Development for the May Merchandising and May Department International divisions of May Department Stores.

JOHN R. PANICHELLO

Mr. Panichello, age 39, has served as the Senior Vice President and Chief Financial Officer of Electronics Boutique since March 1998. Mr. Panichello has served as the Senior Vice President of Finance of Electronics Boutique's predecessor and the President of the BC Sports Collectibles division since March 1997. From March 1996 to February 1997, Mr. Panichello served as Electronics Boutique's Senior Vice President of Finance and, from June 1994 to February 1996, he served as Vice President and Treasurer. Mr. Panichello served as a director of EB-UK from May 1995 until November 1999. Mr. Panichello is a Certified Public Accountant. Mr. Panichello is the husband of Susan Y. Kim and the son-in-law of James J. Kim.

STEPHEN R. MORGAN

Mr. Morgan, age 49, joined Electronics Boutique in January 2001 as Senior Vice President of Stores. From May 1998 until January 2001, Mr. Morgan served as President and CEO of Millennium Futures, Inc., a commodity trading company. From July 1996 until May 1998, he served as Senior Vice President, Director of Stores at Filene's Department Stores. From May 1988 until July 1996, he served as Regional Vice President at Filene's Department Stores.

JAMES A. SMITH

Mr. Smith, age 45, has served as the Senior Vice President of Finance of Electronics Boutique since August 2000. Mr. Smith served as Electronics Boutique's Vice President-Finance from May 1998 until August 2000, as Vice President and Controller from March 1996 to May 1998, and as Controller from November 1993 until March 1996.

                ITEM 2 - RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board, upon the recommendation of the Audit Committee, has appointed the firm of KPMG LLP, independent certified public accountants, to audit the books, records and accounts of Electronics Boutique and its subsidiaries for the fiscal year ending February 2, 2002, subject to ratification of such appointment by Electronics Boutique's stockholders. KPMG LLP and its predecessors have served as independent accountants for Electronics Boutique and EB since the 1995 fiscal year, and are considered well qualified. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF KPMG LLP. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE RATIFICATION OF KPMG LLP UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

AUDIT FEES

     The aggregate fees billed by KPMG LLP for professional services rendered for the audit of Electronics Boutique's annual financial statements for fiscal 2001 and for the reviews of financial statements included in Electronics Boutique's Quarterly Reports on 10-Q for fiscal 2001 were $180,000.

ALL OTHER FEES

     The aggregate fees billed by KPMG, LLP for professional services, other than the services described under "Audit Fees" for fiscal 2001, were $169,600.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table summarizes for Electronics Boutique's last three fiscal years the compensation of Electronics Boutique's President and Chief Executive Officer and the other executive officers of Electronics Boutique whose salary and bonus was in excess of $100,000 during fiscal 2001 (the "Named Executive Officers"), for services rendered in all capacities to Electronics Boutique and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                    ANNUAL COMPENSATION           COMPENSATION
                                                   -----------------------        ------------
                                                                                   SECURITIES
                                     FISCAL                                        UNDERLYING      ALL OTHER
          NAME AND TITLE              YEAR         SALARY         BONUS(1)         OPTIONS(#)     COMPENSATION
          --------------             ------        ------         --------         -----------    ------------
Joseph J. Firestone                   2001        $604,221        $441,375           145,000        $2,000(2)
President, Chief Executive Officer    2000        $529,582        $535,000            30,000        $1,590(2)
and Director                          1999        $488,436        $500,000           428,571        $2,000(2)

Jeffrey W. Griffiths                  2001        $289,800        $107,002            80,000        $2,000(2)
Senior Vice President of              2000        $257,749        $129,700            15,000        $1,531(2)
Merchandising and Distribution        1999        $238,852        $121,200           150,000        $2,000(2)

John R. Panichello                    2001        $252,818        $ 93,750            70,000        $2,000(2)
Senior Vice President and Chief       2000        $192,978        $ 97,100            15,000        $1,522(2)
Financial Officer                     1999        $178,475        $ 90,750           128,571        $2,000(2)

Seth P. Levy                          2001        $195,297        $ 72,373            47,000        $2,000(2)
Senior Vice President and             2000        $173,604        $ 87,725            15,000        $1,715(2)
Chief Information Officer             1999        $156,668        $ 29,000            32,143        $2,000(2)

James A. Smith                        2001        $160,832        $ 67,500              --          $2,000(2)
Senior Vice President of Finance      2000        $117,992        $ 25,000             7,500        $1,598(2)
                                      1999        $108,874        $ 23,200            32,143        $2,000(2)

 -------------------
(1) Amounts have been listed for the year earned although actually paid in the following fiscal year or deferred at the executive's election until a subsequent fiscal year.

(2) Consists of Electronics Boutique's matching contribution pursuant to its 401(k) defined contribution plan.

FISCAL 2001 STOCK OPTION GRANTS

         The following table sets forth certain information regarding grants of stock options made during fiscal 2001 to the Named Executive Officers pursuant to Electronics Boutique's stock option plan. No grants of stock appreciation rights were made during fiscal 2001 to any of the Named Executive Officers or any other employees of Electronics Boutique.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

                                          % OF TOTAL                                POTENTIAL REALIZABLE VALUE
                           NUMBER OF       OPTIONS                                  AT ASSUMED ANNUAL RATES OF
                           SECURITIES     GRANTED TO                                 STOCK PRICE APPRECIATION
                           UNDERLYING     EMPLOYEES                                      FOR OPTION TERM
                            OPTIONS       IN FISCAL     EXERCISE     EXPIRATION     --------------------------
NAME                        GRANTED         YEAR         PRICE          DATE              5%          10%
----                      -----------     ---------    -----------   ----------      ----------    ----------
Joseph J. Firestone         145,000        34.6%       $15.0625/sh     2/27/10       $1,373,545    $3,480,833
Jeffrey W. Griffiths         80,000        19.1%       $15.0625/sh     2/27/10       $  757,818    $1,920,460
John R. Panichello           70,000        16.7%       $15.0625/sh     2/27/10       $  663,091    $1,680,402
Seth P. Levy                 47,000        11.2%       $15.0625/sh     2/27/10       $  445,218    $1,128,270

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information regarding the total number and aggregate value of options exercised by each of the Named Executive Officers during fiscal 2001 and the total number and aggregate value of options held by each of the Named Executive Officers at February 3, 2001.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF
                                                                   SECURITIES
                                                                   UNDERLYING
                                                                   UNEXERCISED            VALUE OF UNEXERCISED
                                                                   OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                                FISCAL YEAR-END(#)         FISCAL YEAR-END($)
                               SHARES ACQUIRED      VALUE         EXERCISABLE/               EXERCISABLE/
           NAME                 ON EXERCISE(#)    REALIZED($)     UNEXERCISABLE             UNEXERCISABLE(1)
--------------------------     ---------------    -----------   ------------------      ------------------------
Joseph J. Firestone                 0                  0        295,714 / 603,571       $1,410,713 / $2,677,944
Jeffrey W. Griffiths                0                  0        105,000 / 245,000       $  493,750 / $1,050,625
John R. Panichello                  0                  0         90,714 / 213,571       $  423,213 / $  906,069
Seth P. Levy                        0                  0         26,429 /  94,143       $  105,806 / $  340,831
James A. Smith                      0                  0         23,929 /  39,643       $  105,806 / $  158,706

-------------
(1) In-the-money options are options having a per share exercise price below the closing price of shares of Common Stock on the Nasdaq National Market on February 2, 2001 (the last trading day in fiscal 2001). The dollar amounts shown represent the amount by which the product of such closing price and the number of shares purchasable upon the exercise of such in-the-money options exceeds the aggregate price payable upon such exercise.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     In fiscal 1999, Electronics Boutique entered into employment agreements with Messrs. Firestone, Griffiths and Panichello providing for their employment as Chief Executive Officer, Senior Vice President of Merchandising and Distribution and Senior Vice President and Chief Financial Officer, respectively. The agreements are each for a period of three years and, in some cases, may be extended automatically for additional one year terms, unless terminated by either party in accordance with their terms. The agreements provide for compensation consisting of base salaries of $500,000, $242,375 and $181,500 for Messrs. Firestone, Griffiths and Panichello, respectively, and certain fringe and other employee benefits that are made available to the senior executives of Electronics Boutique. In the event that employment is terminated for any reason other than death, disability or "cause" (as defined in the agreements), the executive is entitled to receive his then current base salary for the greater of his remaining term under the employment agreement or a one year period. The agreements also limit certain severance payments to an amount equal to $100 less than the maximum that could be paid to the executive and deducted by Electronics Boutique under Section 280G of the Code in the event of termination of employment for any reason other than death, disability or "cause," or if the termination is related to a "change in control." In the event of disability, the agreements provide for the continuation of the executive's compensation for a period of one year, or, if greater, the remaining term of the agreement.

     In fiscal 2000, Electronics Boutique entered into an employment agreement with Mr. Levy providing for his employment as Senior Vice President and Chief Information Officer. The agreement runs for a period of two years and, in some cases, may be extended automatically for additional one-year terms, unless terminated by either party in accordance with its terms. The agreement provides for compensation consisting of a base salary of $174,500 and certain fringe and other employee benefits that are made available to the senior executives of Electronics Boutique. In the event that employment is terminated for any reason other than death, disability or "cause" (as defined in the agreement), Mr. Levy is entitled to receive his then current base salary for the greater of his remaining term under the employment agreement or a one year period. The agreement also limits certain severance payments to an amount equal to $100 less than the maximum that could be paid to Mr. Levy and deducted by Electronics Boutique under Section 280G of the Internal Revenue Code in the event of termination of employment for any reason other than death, disability or "cause," or if the termination is related to a "change in control." In the event of disability, the agreement provides for the continuation of Mr. Levy's compensation for a period of one year, or, if greater, the remaining term of the agreement.

     In fiscal 2001, Electronics Boutique entered into an employment agreement with Mr. Smith providing for his employment as Senior Vice President of Finance. The agreement runs for a period of two years and, in some cases, may be extended automatically for additional one-year terms, unless terminated by either party in accordance with its terms. The agreement provides for compensation consisting of a base salary of $180,000 and certain fringe and other employee benefits that are made available to the senior executives of Electronics Boutique. In the event that employment is terminated for any reason other than death, disability or "cause" (as defined in the agreement), Mr. Smith is entitled to receive his then current base salary for the greater of his remaining term under the employment agreement or a one year period. The agreement also limits certain severance payments to an amount equal to $100 less than the maximum that could be paid to Mr. Smith and deducted by Electronics Boutique under Section 280G of the Internal Revenue Code in the event of termination of employment for any reason other than death, disability or "cause," or if the termination is related to a "change in control." In the event of disability, the agreement provides for the continuation of Mr. Smith's compensation for a period of one year, or, if greater, the remaining term of the agreement.

     In fiscal 2001, Electronics Boutique entered into an employment agreement with Mr. Morgan providing for his employment as Senior Vice President of Stores. The agreement runs for a period of three years and, in some cases, may be extended automatically for additional one-year terms, unless terminated by either party in accordance with its terms. The agreement provides for compensation consisting of a base salary of $250,000 and certain fringe and other employee benefits that are made available to the senior executives of Electronics Boutique. In the event that employment is terminated for any reason other than death, disability or "cause" (as defined in the agreement), Mr. Morgan is entitled to receive his then current base salary for the greater of his remaining term under the employment agreement or a one year period. The agreement also limits certain severance payments to an amount equal to $100 less than the maximum that could be paid to Mr. Morgan and deducted by Electronics Boutique under Section 280G of the Internal Revenue Code in the event of termination of employment for any reason other than death, disability or "cause," or if the termination is related to a "change in control." In the event of disability, the agreement provides for the continuation of Mr. Morgan's compensation for a period of one year, or, if greater, the remaining term of the agreement.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview of Electronics Boutique's Executive Compensation Policies and Practices

     The current members of the Compensation Committee are Messrs. Kim, Adler and Siana. Mr. Kim is Electronics Boutique's Chairman and Messrs. Adler and Siana are non-employee directors of Electronics Boutique. The Compensation Committee, which was formed in July 1998, is charged with reviewing Electronics Boutique's compensation practices and policies generally and specifically establishing such practices and policies for the Chief Executive Officer and the other executive officers of Electronics Boutique.

     The compensation of the Chief Executive Officer, Jeffrey Griffiths and John Panichello for fiscal 2001 was agreed to in employment agreements entered into by Electronics Boutique and each executive prior to the completion of Electronics Boutique's initial public offering and the formation of the Compensation Committee. The compensation levels in the employment agreements were based on recommendations regarding current market data for the specific positions held by each of the incumbents, as well as individual and Electronics Boutique's prior year and anticipated future performance. The recommendations were reviewed and approved by Electronics Boutique's Chairman, in the case of the Chief Executive Officer, and by Electronics Boutique's Chief Executive Officer for the other positions. The employment agreements for Messrs. Levy, Smith and Morgan were entered into by Electronics Boutique in consultation with the Compensation Committee.

     The Compensation Committee has developed and continuously enhances compensation policies, plans and programs which align the financial interests of Electronics Boutique's senior management, in their management capacities, with those of its stockholders. The Compensation Committee believes that (i) executive compensation should be meaningfully related to the performance of Electronics Boutique and the value created for stockholders; (ii) compensation programs should support both short and long-term goals and objectives of Electronics Boutique; (iii) compensation programs should reward individuals for outstanding contributions to Electronics Boutique's success; and (iv) short and long-term compensation policies play a significant role in attracting and retaining well qualified executives. For the Chief Executive Officer's compensation, the Compensation Committee considers the recommendations of Electronics Boutique's Chairman, who is also a member of the Compensation Committee. For the compensation of Electronics Boutique's other executive officers, the Compensation Committee considers the recommendation of Electronics Boutique's Chief Executive Officer.

     In setting annual compensation for executive officers, the Compensation Committee reviews a number of criteria relating to the financial performance of Electronics Boutique generally and of each executive officer specifically during the prior fiscal year, establishes expectations as to each such individual's future contributions to Electronics Boutique and considers industry and comparably-sized company data. In making its decision on compensation levels, the Compensation Committee does not use any predetermined formula or assign any particular weight to any individual criteria.

Industry Data

     Electronics Boutique participates in and subscribes to a number of compensation and benefits surveys. In fiscal 2001, the predominant compensation survey utilized to determine the compensation of Electronics Boutique's executive officers was the 2000 National Retail Federation Survey of Specialty Store Retailers (the "NRF Survey").

     The NRF Survey provided detailed compensation information, by position, including base salary and bonus for executives in the retail industry. In addition, the NRF Survey reported, as to each position, a compensation comparison by category. Categories included merchandise (e.g., gifts/entertainment, apparel, footwear, etc.), sales volume, number of stores, number of employees, average store square footage, average store volume, and primary retail location (regional malls versus other locations). Each category, as it applied to Electronics Boutique, was evaluated to determine an average compensation level for each executive officer. The survey also provides information regarding cash and other incentives applicable to senior management.

Base Salary

     Recommendations for base salary levels take into account what is being paid elsewhere in the market, as described above, so that Electronics Boutique can remain competitive. Increases in base salary also take into account what has happened in the business in the prior fiscal year as well as what is expected to happen in the upcoming year. These factors include:

      SALES Electronics Boutique's prior fiscal year sales volume is an important factor when evaluating base salary increases. Increased sales volume indicates that the executives have ensured that products are in Electronics Boutique's stores at the proper time, stores are staffed with knowledgeable sales people, and customers are satisfied with Electronics Boutique's products and service.

      FORECASTED SALES        Evaluation of industry forecasts for the retail
                              industry, what new products will be introduced into the market, and the overall economic outlook for the country are all important factors regarding Electronics Boutique's anticipated profitability and, therefore, compensation levels.

      GROWTH Electronics Boutique's growth is evaluated, in both absolute terms and as compared to planned rates of growth, based on several determinants, as follows:

                                  o Number of stores
                                  o Comparable store sales
                                  o Overall sales volume
                                  o Market share
                                  o Net income
                                  o Planned vs. actual growth rates

      NET PROFIT GOALS        These include an evaluation of store profit and
                              loss, expenses associated with the management of the stores and support from the home office and distribution center.

Bonus

         Bonus payments are made based on Electronics Boutique's performance for the prior fiscal year. Bonus amounts included in the agreements are determined by performance and compared to external research provided in the surveys and reports described above to ensure competitiveness within the industry.

Stock Based Incentive Awards

         The Compensation Committee believes that it is important for executives, as well as other employees, to have a vested interest in Electronics Boutique, through the granting of stock options which generally vest over a three-year period, thereby more closely aligning the long-term interest of executives with that of Electronics Boutique's stockholders. The Compensation Committee believes that stock options provide incentive to executives by giving them a strong economic interest in maximizing stock price appreciation and enhancing their performance in attaining long-term Electronics Boutique objectives. The Compensation Committee made grants under Electronics Boutique's 2000 Equity Participation Plan and granted stock options to purchase an aggregate of 402,000 shares of Common Stock to the Named Executive Officers during fiscal 2001. Mr. Firestone also authorized grants of stock options to new employees with the consent of the Compensation Committee. All stock options granted during fiscal 2001 by Electronics Boutique had exercise prices equal to the fair market value of the Common Stock on the date of grant. All employees of Electronics Boutique are eligible to receive grants of stock options under the 2000 Equity Participation Plan, and the Compensation Committee, upon senior management's recommendations, makes an effort to ensure that option grants are made to a significant number of levels of employees within Electronics Boutique, given the competitive nature of the industry with respect to recruiting and retaining the best available personnel.

CEO COMPENSATION

         As Chief Executive Officer, Mr. Firestone is compensated pursuant to his employment agreement. In accordance with Mr. Firestone's employment agreement, Mr. Firestone's current annual base salary, as approved by the Compensation Committee, is $588,500. Under his employment agreement, Mr. Firestone is entitled to a cash bonus up to 100% of his annual base salary. Mr. Firestone earned a bonus of 75% of his annual base salary, or $441,375 in fiscal 2001, $166,375 of Mr. Firestone's bonus was paid in 2001 and $275,000 was deferred at Mr. Firestone's election. The Compensation Committee awarded Mr. Firestone the bonus based on Electronics Boutique's achievements in fiscal 2001, including the measurement factors indicated below compared to fiscal 2000 levels:

         Measurement Area                             Percentage Increase
         ----------------                             -------------------
         Net Sales                                            5.6%
         Number of Stores                                    19.1%
         Comparable Store Sales                              (4.5)%
         Net Income                                         (34.9)%

         The Compensation Committee believes Mr. Firestone's current compensation is fully consistent with Electronics Boutique's philosophy on executive compensation and appropriate in view of Electronics Boutique's performance in fiscal 2001.

Tax Deductibility; Other

         Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the allowable tax deduction of compensation paid by a publicly-held corporation to its chief executive officer and its other four most highly compensated officers employed at year-end, subject to certain pre-established objective performance-based exceptions. The Compensation Committee intends to take Section 162(m) into account when formulating its compensation policies for Electronics Boutique's executive officers and to comply with Section 162(m) where the Compensation Committee determines compliance to be practicable and in the best interests of Electronics Boutique and its stockholders.

         The Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

Conclusion

         The Committee intends to seek to continue to operate under, and to adjust where necessary, these performance-driven compensation policies and practices to assure that they are consistent with the goals and objectives of Electronics Boutique, and with the primary mission of the full Board of increasing long-term stockholder value.

                                Respectfully submitted,

                                JAMES J. KIM
                                DEAN S. ADLER
                                LOUIS J. SIANA

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee during fiscal 2001 were James
J. Kim, Dean S. Adler and Louis J. Siana. Mr. Kim had a direct or indirect material interest in certain transactions involving Electronics Boutique during fiscal 2001. See "Certain Relationships and Related Transactions."

                     COMPARISON OF TOTAL STOCKHOLDER RETURN

         The following graph compares the cumulative total stockholder return on the Common Stock with the Standard & Poor's 500 Composite Index and the Standard & Poor's Retail (Specialty) Index for the period from July 28, 1998 through February 2, 2001, assuming an initial investment of $100 and the reinvestment of all dividends.

    ELECTRONICS BOUTIQUE HOLDINGS CORP. V. S&P 500 V. S&P RETAIL (SPECIALTY)

            [THE TABLE BELOW WAS REPRESENTED IN THE PRINTED MATERIAL
                                BY A LINE GRAPH]

                                                 7/28/98      1/30/99     1/29/00    2/02/01
                                                 -------      -------     -------    -------
Electronics Boutique Holdings Corp.                $100         $131        $117      $135
S&P 500                                            $100         $114        $126      $123
S&P Retail (Specialty)                             $100         $ 91        $ 66      $ 68

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth, as of May 18, 2001, certain information regarding the beneficial ownership of Common Stock by each stockholder known to Electronics Boutique to be the beneficial owner of more than 5% of the Common Stock, each of Electronics Boutique's directors and Named Executive Officers, and all directors and executive officers as a group.


                                                        SHARES BENEFICIALLY
                                                               OWNED(2)
NAME AND ADDRESS OF                                 ----------------------------
BENEFICIAL OWNER(1)                                  NUMBER           PERCENTAGE
--------------------                                ----------        ----------
EB Nevada, Inc.(3)                                  13,669,100            60.9%
2255-A Renaissance Drive, Suite 4
Las Vegas, Nevada 89119

James J. and Agnes C. Kim(3)(4)                     13,669,200            60.9%
931 South Matlack Street
West Chester, Pennsylvania 19382

Eastbourne Capital Management, L.L.C.(5)             1,186,000             5.3%

Provident Investment Counsel, Inc.(6)                1,129,500             5.0%

Joseph J. Firestone                                    345,047              *

Dean S. Adler                                           10,000              *

Susan Y. Kim(3)(4)                                     114,047              *

Louis J. Siana                                          10,000              *

Stanley Steinberg                                       12,000              *

John R. Panichello(4)                                  114,047              *

Jeffrey W. Griffiths                                   133,936              *

Seth P. Levy                                            43,096              *

Steven R. Morgan                                             0              *

James A. Smith                                          24,929              *

All directors and executive officers as
  a group (10 persons)(7)                              693,055             3.0%

--------------------
*Less than 1.0%

(1) Unless otherwise noted, Electronics Boutique believes that all persons named in the above table have sole voting and investment power with respect to the shares beneficially owned by them.

(2) For purposes of this table, a person is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days, including upon the exercise of stock options. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security that such person has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) EB Nevada, Inc. is a wholly-owned subsidiary of The Electronics Boutique, Inc., all of the outstanding capital stock of which is owned by James J. Kim, Agnes C. Kim, the David D. Kim Trust of December 31, 1987, the John T. Kim Trust of December 31, 1987 and the Susan Y. Kim Trust of December 31, 1987 (such trusts referred to as the "Kim Trusts"). Each of the Kim Trusts has in common Susan Y. Kim and John F.A. Earley as co-trustees, in addition to a third trustee (John T. Kim in the case of the Susan Y. Kim Trust and the John T. Kim Trust and David D. Kim in the case of the David D. Kim Trust) (the trustees of each trust may be deemed to be the beneficial owners of the shares held by such trust). In addition, the trust agreement for each of these trusts encourages the trustees of the trusts to vote the shares of Common Stock held by them, in their discretion, in concert with James J. Kim's family. Accordingly, the trusts, together with their respective trustees and James J. and Agnes C. Kim, may be considered a "group" under Section 13(d) of the Exchange Act. This group may be deemed to have beneficial ownership of the shares owned by EB Nevada, Inc.

(4) James J. Kim and Agnes C. Kim are the parents of Susan Y. Kim. John R. Panichello and Susan Y. Kim are husband and wife.

(5)  Based on Schedule 13G dated February 17, 2001.

(6)  Based on Schedule 13G dated February 16, 2001.

(7)  Excludes shares which may be deemed to be beneficially owned by James J.
     Kim.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Pursuant to the terms of a Services Agreement with EB-UK, Electronics Boutique provides management, administrative and advertising assistance in exchange for the payment of management fees by EB-UK equal to 1.0% of net sales, plus a bonus calculated on the basis of net income in excess of a pre-established target set by EB-UK. Electronics Boutique earned $4.4 million in management fees under the Services Agreement in fiscal 2001. As of January 31, 2001, EB Nevada owned approximately 19.1% of the outstanding shares of capital stock of EB-UK.

         Pursuant to the corporate reorganization which took place in connection with Electronics Boutique's initial public offering, on May 31, 1998, Electronics Boutique of America Inc. ("EBOA"), an operating subsidiary of Electronics Boutique, joined EB as a party to certain loan documents with Fleet Financial Corporation and entered into a lease agreement with EB, pursuant to which EBOA leased the West Chester headquarters and primary distribution center from EB until June 2000 at a monthly rate of $50,000. In June 2000, EBOA purchased the property, which comprises a single 140,000 square foot facility on several acres in West Chester, Pennsylvania for $6.7 million, EB's cost of acquisition.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires Electronics Boutique's directors and executive officers, and certain persons who own more than 10% of the outstanding Common Stock, to file with the SEC and the Nasdaq Stock Market (the "NASDAQ") initial reports of ownership and reports of changes in ownership of Common Stock ("Section 16(a) Reports"). Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Electronics Boutique with copies of all
Section 16(a) Reports they file. During fiscal 2001, all of the executive officers of Electronics Boutique filed all Section 16(a) Reports required to be filed during fiscal 2001. To Electronics Boutique's knowledge, all beneficial owners of more than 10% of the Common Stock outstanding complied with all applicable filing requirements under Section 16(a) of the Exchange Act with respect to their beneficial ownership of common stock during fiscal 2001.

                STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         Any proposal of a stockholder intended to be presented at Electronics Boutique's 2002 annual meeting of stockholders must conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received in writing by the Secretary of Electronics Boutique by February 18, 2002, for inclusion in Electronics Boutique's proxy, notice of meeting and proxy statement relating to the 2002 annual meeting.

         Under Electronics Boutique's Bylaws, a stockholder proposal intended to be included in the proxy material for the 2002 annual meeting must generally be received by Electronics Boutique not less than 60 nor more than 90 days prior to the meeting. Any such proposal must also comply with the other provisions contained in Electronics Boutique's Bylaws relating to stockholder proposals.

                           ANNUAL REPORT ON FORM 10-K

         Electronics Boutique will furnish without charge to any stockholder, upon written request, a copy of Electronics Boutique's annual report on Form 10K for the fiscal year ended February 3, 2001. Requests for this report should be addressed to Investor Relations, Electronics Boutique Holdings Corp., 931 South Matlack Street, West Chester, Pennsylvania 19382.

                                  OTHER MATTERS

         The Board knows of no business which will be presented for consideration at the Annual Meeting other than that shown above. However, if any business shall properly come before the Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote the proxy in respect of any such business in accordance with their best judgment pursuant to the discretionary authority conferred thereby.

June 8, 2001

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                                       EXHIBIT A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


I.   GENERAL OVERVIEW

     The Audit Committee's function is one of oversight, recognizing that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal auditors, as well as the outside auditors, have more knowledge and detailed information concerning the Company's financial statements than do Committee members consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the external auditors' work.

II.  AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

          o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

          o Monitor the independence and performance of the Company's independent auditors and internal auditing department.

          o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

III. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the NASDAQ. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment; provided, however, that in accordance with NASDAQ guidelines, if the Board determines, under exceptional and limited circumstances, that it is in the best interest of the Company and its shareholders, subject to appropriate disclosure, to appoint a non-independent director as a member of the Audit Committee, then the Board may make such appointment so long as such appointee is not a current employee or immediate family member of any current employee. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

IV.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

     Review Procedures
     -----------------

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. Review with financial management the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

     Independent Auditors
     --------------------

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. Approve the fees and other significant compensation to be paid to the independent auditors.

     7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     Internal Audit Department and Legal Compliance
     ----------------------------------------------

     11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

     12. Review the appointment, performance, and replacement of the senior internal audit executive.

     13. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

     14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     Other Audit Committee Responsibilities
     --------------------------------------

     15. Review and approve an annual report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     16. Perform any other activities consistent with this Charter, the Company's Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

     17. Review and approve the minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     18. Periodically review the Company's Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

     19.  Periodically perform self-assessment of audit committee performance.

                       ELECTRONICS BOUTIQUE HOLDINGS CORP.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS - JULY 16, 2001

The undersigned stockholder of ELECTRONICS BOUTIQUE HOLDINGS CORP. ("Electronics Boutique"), revoking all previous proxies, hereby constitutes and appoints John
R. Panichello and James A. Smith, and each of them acting individually, as the agents and proxies of the undersigned, with full power of substitution in each, for and in the name and stead of the undersigned, to attend the 2001 Annual Meeting of Stockholders of Electronics Boutique to be held on Monday, July 16, 2001 at 11:00 A.M., local time, at Electronics Boutique's executive offices, 931 South Matlack Street, West Chester, Pennsylvania 19382, and to vote all shares of Common Stock of Electronics Boutique which the undersigned would be entitled to vote if personally present at the 2001 Annual Meeting, and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the matters set forth on the reverse side hereof:

This Proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the 2001 Annual Meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ANNUAL REPORT, NOTICE OF THE 2001 ANNUAL MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said agents and proxies may do by virtue hereof and hereby confirms that this Proxy shall be valid and may be voted whether or not the stockholder's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

                        (CONTINUED ON THE REVERSE SIDE.)

1. Election of Directors

        FOR all nominees.

   WITHHOLD all nominees.

        FOR, except vote withheld from the following nominee(s): ______________.

Nominees: JAMES J. KIM and JOSEPH J. FIRESTONE will be considered nominees for election at the 2001 Annual Meeting.

2. The ratification of the appointment of KPMG LLP, independent certified public accountants, as auditors for Electronics Boutique for the fiscal year ending February 2, 2002.

            FOR                     AGAINST               ABSTAIN

3. In their discretion, the proxies will vote on such other business as may properly come before the 2001 Annual Meeting.

     Please check here if you plan to attend the 2001 Annual Meeting in person.

NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign this Proxy exactly as name(s) appear in address below. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Corporations please sign with full corporate name by a duly authorized officer and affix the corporate seal.

      -------------------------------------

      -------------------------------------
      Signature(s)                     Date